UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/06/2006

Time Warner Telecom Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1284
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 6, 2006, Gregory J. Attorri was elected to Registrant's Board of Directors as an independent director, to filling the vacancy created by the resignation of an independent director on December 31, 2005. Mr. Attorri will also serve on the Registrant's Audit, Compensation, Finance and Human Resources and Benefits Committees. Mr. Attorri's current term will expire at the 2006 Annual Meeting of Stockholders, scheduled for June 7, 2006, and he will stand for election at that time. Mr. Attorri is Senior Managing Director and Managing Partner of Waller Capital Corporation.

The Registrant expects that the election of Mr. Attorri to fill the vacancy on its audit committee will cure the Registrant's non-compliance with Nasdaq's Marketplace Rule 4350, which requires the Registrant to have an audit committee of at least three independent directors as defined by Nasdaq's rules.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: April 07, 2006	By:	/s/ Tina Davis
Tina Davis
Vice President and Deputy General Counsel